Exhibit 4.9

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT (AS THE SAME MAY BE AMENDED OR OTHERWISE MODIFIED FROM TIME TO TIME PURSUANT TO THE TERMS THEREOF, THE “SUBORDINATION  AGREEMENT”) DATED AS OF JANUARY 30, 2007, AMONG STORM CAT ENERGY CORPORATION, A BRITISH COLUMBIA CORPORATION (“BORROWER”), STORM CAT ENERGY (USA) CORPORATION, A COLORADO CORPORATION “STORM CAT (USA)”), JPMORGAN CHASE BANK, N.A., AS GLOBAL ADMINISTRATIVE AGENT (THE “GLOBAL AGENT”), JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, AS CANADIAN ADMINISTRATIVE AGENT (THE “CANADIAN AGENT”), ANY OTHER PERSON OR ENTITY PARTY THERETO AS A “SUBORDINATED CREDITOR” TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE COMPANIES TO THE AGENT AND THE SENIOR LENDERS (AS DEFINED IN THE SUBORDINATION  AGREEMENT) PURSUANT TO THE SENIOR DEBT DOCUMENTS (AS DEFINED IN THE SUBORDINATION AGREEMENT), INCLUDING WITHOUT LIMITATION, PURSUANT TO THAT (I) CREDIT AGREEMENT, DATED AS OF JULY 28, 2006, AS AMENDED BY THE FIRST AMENDMENT TO CREDIT AGREEMENT DATED AS OF AUGUST 29, 2006, AMONG BORROWER, STORM CAT (USA), VARIOUS FINANCIAL INSTITUTIONS PARTY THERETO AS LENDERS AND THE GLOBAL AGENT, AND (II) CREDIT AGREEMENT, DATED AS OF JULY 28, 2006, AMONG BORROWER, VARIOUS FINANCIAL INSTITUTIONS PARTY THERETO AS LENDERS, THE CANADIAN AGENT, AND THE GLOBAL AGENT, AS SUCH CREDIT AGREEMENTS MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME AS PERMITTED UNDER THE SUBORDINATION  AGREEMENT, AND TO INDEBTEDNESS REFINANCING THE INDEBTEDNESS UNDER THAT AGREEMENT AS PERMITTED BY THE SUBORDINATION  AGREEMENT; AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION  AGREEMENT.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE 1933 ACT, OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER RULE 144 UNDER THE 1933 ACT OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

IN CANADA, UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE                                  [NOTE: INSERT THE DATE THAT IS 4 MONTHS PLUS ONE (1) DAY AFTER ISSUANCE].

SERIES B SUBORDINATED CONVERTIBLE NOTE DUE MARCH 31, 2012

US$[ ]	March [ ], 2007

FOR VALUE RECEIVED, the undersigned STORM CAT ENERGY CORPORATION, a company incorporated under the laws of the Province of British Columbia, Canada (together with its successors and assigns, (the “Company”), hereby promises to pay to [                                          ], or its registered assigns (the “Holder”), the original principal sum of [                                                            ] AND NO/100 US DOLLARS (US$                      ), with interest thereon and Additional Amounts, if any, on the terms and conditions set forth in the Purchase Agreement (as defined herein).

Payments of principal of, interest on and any premium with respect to this Series B Subordinated Convertible Note are to be made in accordance with Section 3 of the Purchase Agreement (as defined below) and in lawful money of the United States of America by check mailed and addressed to the registered Holder hereof by certified or bank cashier’s check or wire transfer of immediately available funds, at such address or to such account as such Purchaser specifies in writing to the Company at least five Business Days before such payment is to be made.

Notwithstanding any provision to the contrary in this Series B Subordinated Convertible Note, the Purchase Agreement or any other agreement, the Company shall not be required to pay, and the Holder shall not be permitted to contract for, take, reserve, charge or receive, any compensation which constitutes interest under applicable law in excess of the maximum amount of interest permitted by law.

This Series B Subordinated Convertible Note is one of a series of Series B Subordinated Convertible Notes Due March 31, 2012, issued pursuant to the Series B Note Purchase Agreement, dated as of January 19, 2007 (as from time to time amended, the “Purchase Agreement”), among the Company, the other purchasers named therein, and is entitled to the benefits thereof.  All terms used herein shall have the meanings ascribed to them in the Purchase Agreement.  Each Holder of this Series B Subordinated Convertible Note will be deemed, by its acceptance hereof, to have agreed to the provisions and to have made the representations and warranties set forth in Article 6 of the Purchase Agreement.

This Series B Subordinated Convertible Note is issuable as an instrument in registered form within the meaning of Section 5f.103-1(c) of the United States Treasury regulations.  This Series B Subordinated Convertible Note is transferable only by surrender hereof at the principal office of the Company in Denver, Colorado, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder of this Series B Subordinated Convertible Note.

This Series B Subordinated Convertible Note is also subject to mandatory and optional conversion, in whole or from time to time in part, at the times and on the terms specified in the Purchase Agreement, but not otherwise.

If an Event of Default as defined in the Purchase Agreement occurs and is continuing, the unpaid principal of this Series B Subordinated Convertible Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable premium) and with the effect provided in the Purchase Agreement.

The Company hereby unconditionally waives any and all right to presentment, demand, protest or notice of any kind (except as expressly required hereby or by the Purchase Agreement) and any defenses to payment and/or any rights to setoff payment that the Company may have against the Holder or any other person, including any person who assigned this Series B Subordinated Convertible Note to the Holder.

Payments of principal, interest on, Additional Amounts, if any, and any premium with respect to this Series B Subordinated Convertible Note are not secured.

The Company shall not effect any conversion of this Series B Subordinated Convertible Note, and no Holder shall have the right to convert this Series B Subordinated Convertible Note, to the extent that after giving effect to such conversion, the beneficial owner of such common shares (together with such Holder’s affiliates) would have acquired, through conversion of this Series B Subordinated Convertible Note or otherwise, beneficial ownership of a number of common shares that exceeds 9.99% (“Maximum Percentage”) of the number of common shares outstanding immediately after giving effect to such conversion.  For purposes of the foregoing, beneficial ownership shall be calculated as set forth in the Purchase Agreement. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 19.99% nor below 9.99% as specified in such notice; provided, that (I) any such increase or decrease will not be effective until the sixty-first (61st) day after such written notice is delivered to the Company, and (II) any such increase or decrease will apply only to the Holder providing such written notice and not to any other holder of Series B Subordinated Convertible Notes.

This Series B Subordinated Convertible Note shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to any conflicts of law principles that would result in the application of the laws of any other jurisdiction.  The Company irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on the Company anywhere in the world by the same methods as are specified for the giving of notices under the Note Purchase Agreement.  The Company irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  The Company irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

[Remainder Of Page Intentionally Blank; Signature Page Follows]

COMPANY:

STORM CAT ENERGY CORPORATION

By:
Name: J. Scott Zimmerman
Title: President and Chief Executive Officer